EXHIBIT 10.19
          Contract between Webfoot Marketing, Inc. and National Boston
                                  Medical, Inc.

This contract of February 25, 1999 is between Webfoot Marketing, Inc. 127 West Fairbanks, Ave. Suite 241 Winter Park, FL. 32789 and National Boston Medical, Inc. P.O. Box 1161, 43 Taunton Green, Suite 5 Taunton, MA 02780. This agereement is for one year from date of signing. Either party may cancel the contract at anytime with a 30 day cancellation notice from either party.

Webfoot Marketing, Inc. will provide in good faith:

1. Website re-design for National Boston Medical, Inc. which will focus on the following sections:

                     Investor
                     Chat room
                     OTC Products
                     Bontempi
                     Flex Marketing

2. Submission of web site to major search engines (Lycos, Infoseek, Altavista, Excite, Webcrawler, HotBot)

3.   Submission to indexes (Yellow Pages, city listings)

4. Banner ad design and campaign for 15,000 impressions on a major search engine 11. Monthly newsgroup posting 12. Assist with integration of current marketing with online marketing. 13. Monthly web site traffic report including web site pageviews and hits

National Boston Medical, Inc. will provide in good faith:

1. 40,000 share of free trading stock due within one week of signing contract and 144 stock equivalent to $11,000.00 at .08 with piggy back registration right or the 144 will be exchanged for free trading stock in the future if the company can file an S-8

2. 10,000.00 in cash or free-trading stock equivalent if the company can do an S-8 of 144 with piggy back registration at the beginning of each quarter for the remaining 3 quarters\

3. All pertinent information for web site design work (ie: Production information, product and corporate logos, Investor content)

4.   Cover all hosting and Internic registration fees for any new domain names


/s/ Robert Wilson                       Date:2/25/99
----------------------
Robert Wilson
President, Webfoot Marketing, Inc.



/s/ Daniel J Hoyng                      Date:2/25/99
----------------------
Daniel Hoyng
CEO/President, National Boston Medical, Inc.